Filed with the Securities and Exchange Commission on December ___, 1998
                                     Securities Act Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             LITHIA MOTORS, INC.
            (Exact name of registrant as specified in its charter)

        Oregon                                           93-0572810
(State of incorporation)                  (I.R.S. Employer Identification No.)

360 E. Jackson St., Medford, Oregon                                    97501
(Address of principal executive offices)                            (Zip Code)

              LITHIA MOTORS, INC. 1998 EMPLOYEE STOCK BONUS PLAN
                           (Full title of the plan)


                  Sidney B. DeBoer, Chief Executive Officer
                              360 E. Jackson St.
                            Medford, Oregon 97501
                                (541) 776-6899
                      (Name, address and telephone number
                            of agent for service)

                                  Copies to:
                           Kenneth E. Roberts, Esq.
                          Foster Pepper & Shefelman
                         101 S.W. Main St., 15th Fl.
                            Portland, Oregon 97204



                               CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________________
                                          Proposed            Proposed
                          Number of       Maximum             Maximum           Amount of
Title of Securities     Shares Being   Offering Price         Aggregate        Registration
Being Registered         Registered      Per Share (1)      Offering Price (1)      Fee
_____________________________________________________________________________________________

Class A Common Stock        2,000          $17.50            $35,000.00            $9.73
_____________________________________________________________________________________________


 (1) Pursuant to Rule 457(h), the offering price is estimated based on the last sale price reported for the Common Stock on NASDAQ on December 10, 1998 and the maximum offering price is calculated for the sole purpose of determining the Registration Fee as all shares will be issued to employees as a bonus.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by Lithia Motors, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

      1.    The   Company's   annual  report  on  Form  10-K  filed  with  the
      Commission on March 31, 1998 (File No. 000-21789).

      2. The description of the Class A Common Stock contained in the Company's registration statement on Form S-1, as amended and filed with the Commission on May 1, 1998, (File No. 333-47525).

      All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Under the Oregon Business Corporation Act (Oregon Revised Statutes ("ORS") Sections 60.387 to 60.414), applicable to the Company, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation may be indemnified by the corporation against liability incurred by such person in connection with the proceeding if (i) the person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interest or at least not opposed to its best interests and (ii) if the proceeding was a criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted if the person was adjudged liable to the corporation in a proceeding by or in the right of the corporation, or if the Indemnitee was adjudged liable on the basis that he or she improperly received a personal benefit. Unless the articles of the corporation provide otherwise, such indemnification is mandatory if the Indemnitee is wholly successful on the merits or otherwise, or if ordered by a court of competent jurisdiction.

      The Oregon Business Corporation Act also provides that a company's Articles of Incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) any unlawful distribution; or (iv) any transaction from which the director derived an improper personal benefit.

      The Company's Articles of Incorporation (the "Articles") provide that the Company will indemnify its directors and officers, to the fullest extent permissible under the Oregon Business Corporation Act against all expense liability and loss (including attorney fees) incurred or suffered by reason of service as a director or officer of the company or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      The effect of these provisions is to limit the liability of directors for monetary damages, and to indemnify the directors and officers of the Company for all costs and expenses for liability incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their affiliation with the Company, to the fullest extent permitted by law. These provisions do not limit the rights of the Company or any shareholder to see non-monetary relief, and do not affect a director's or officer's responsibilities under any other laws, such as securities or environmental laws.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are as follows:


Exhibit

3.1   Restated Articles of Incorporation of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1, as amended, and filed with the Commission on May 1, 1998, (File No. 333-47525)

3.2   Bylaws of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1, as amended, and filed with the Commission on May 1, 1998, (File No. 333-47525)

4.1 Specimen Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, as amended, and filed with the Commission on May 1, 1998, (File No. 333-47525).

5.1   Opinion of Foster Pepper & Shefelman

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Foster Pepper & Shefelman
            (Included in Exhibit 5.1)

24.1  Power of Attorney
      (Included in the signature page)

99    Lithia Motors, Inc. 1998 Employee Stock Bonus Plan
tem 9.     Undertakings.

      The undersigned registrant hereby undertakes:

      (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs 1 and 2 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (D) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking shall not apply to indemnification which is covered by insurance.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 11th day of December, 1998.

                              LITHIA MOTORS, INC.


                              By: /S/ M. L. Dick Heimann
                              M.L. Dick Heimann
                              President and Chief Operating Officer

                              POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes and appoints SIDNEY B. DeBOER and BRIAN R. NEILL, and each of them, with full power of substitution to act as his true and lawful attorney in fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration, including any and all post-effective amendments or new registration pursuant to Rule 462.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By: /s/ Sidney B. Debore                  Date: December 11, 1998
   Sidney B. DeBoer
   Chief Executive Officer and
   Chairman of the Board of Directors


By: /s/ M. L. Dick Heimann                Date: December 11, 1998
   M.L. Dick Heimann
   President, Chief Operating Officer,
     Director


By: /s/ R. Bradford Gray                  Date: December 11, 1998
   R. Bradford Gray, Director


By: /s/ Thomas Becker                     Date: December 11, 1998
   Thomas Becker, Director

By: /s/ William Young                     Date: December 11, 1998
   William Young, Director


By: /s/ Brian R. Neill                    Date: December 11, 1998
   Brian R. Neill
   Senior Vice President, Chief Financial
     Officer (Chief Accounting and
     Financial Officer)

                                EXHIBIT INDEX


Exhibit

3.1   Restated Articles of Incorporation of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 as amended and filed with the Commission on May 1, 1998, (File No. 333-47525).

3.2   Bylaws of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1 as amended and filed with the Commission on May 1, 1998, (File No. 333-47525).

4.1 Specimen Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, as amended and filed with the Commission on May 1, 1998, (File No. 333-47525).

5.1   Opinion of Foster Pepper & Shefelman

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Foster Pepper & Shefelman
            (Included in Exhibit 5.1)

24.1  Power of Attorney
      (Included in the signature page)

99    Lithia Motors, Inc. 1998 Employee Stock Bonus Plan